UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	January 4, 2006

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1050 Walnut Ridge Drive, Hartland, WI 53029-8303
(Address of principal executive offices, including zip code)

(262) 369-8163
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

        On January 10, 2006, The Middleton Doll Company (the “Company”) filed a Current Report on Form 8-K, dated January 4, 2006 (the “Report”). The Company hereby amends Item 9.01 of the Report to disclose pro forma financial information respecting the sale of the loan participations and loans described in the Report and certain other transactions described below.

* * *

Item 9.01.      Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

The following pro forma financial information is attached hereto as Exhibit 99.1:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2005;

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005; and

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited).

The pro forma financial information gives effect to all of the following transactions as if they had occurred on January 1, 2005:

•	The sale of loans and loan participations on various dates in January 2006 to InvestorsBank for the aggregate purchase price of $10.68 million, plus accrued interest, pursuant to that certain asset purchase agreement entered into by Lee Middleton Original Dolls, Inc., a wholly owned subsidiary of the Company, and InvestorsBank. The pro forma financial information also gives effect to the assumption that the additional loan participations subject to the asset purchase agreement were sold for the aggregate purchase price of approximately $5.02 million, plus accrued interest.

•	The sale of two additional loans to InvestorsBank outside of the asset purchase agreement for the aggregate purchase price of $2.79 million, plus accrued interest, on March 15, 2006.

•	The sale of three leased properties during the first two months of 2006 to the current lessees of the buildings. The net book value of the properties at the time of the sale was $3.54 million. The pro forma condensed consolidated statement of operations does not reflect the gain on the sale of leased properties of approximately $0.46 million.

•	The reduction of indebtedness under the Company’s revolving line of credit agreement in the aggregate amount of $16.6 million and the payoff of the notes payable in full in the aggregate amount of $5.1 million, with proceeds from the sale of loans, loan participations and leased properties. The prepayment of the notes payable required a prepayment penalty of $0.29 million which is not reflected in the pro forma condensed consolidated statement of operations.

The pro forma financial information shows the possible scope of the change in the historical financial position and results of operations of the Company caused by the transactions. The pro forma financial information should be read in conjunction with the historical financial information for the Company and its subsidiaries, but does not purport to be indicative of the results which may be obtained in the future or which would actually have been obtained had the transactions occurred as of January 1, 2005. The pro forma financial data are based upon, and should be read in connection with, the latest audited financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

2	Asset Purchase Agreement, dated January 4, 2006. *

99	Press Release, dated January 10, 2006. *

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.

* Previously filed on Form 8-K on January 10, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Craig R. Bald
Craig R. Bald
Chief Financial Officer, Vice President
Finance and Treasurer

Date: March 31, 2006

THE MIDDLETON DOLL COMPANY

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

2	Asset Purchase Agreement, dated January 4, 2006. *

99	Press Release, dated January 10, 2006. *

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.

* Previously filed on Form 8-K on January 10, 2006.